FIXED INCOME INVESTOR PRESENTATION

JUNE 2022

Bradlee Danvers - Boston, MA | *Q2 2022 Acquisition*



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Bradlee Danvers - Boston, MA | *Q2 2022 Acquisition*



UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in top-tier U.S. markets.

- S&P 500 Company
- $22.4 Billion Enterprise Value as of June 1, 2022
- 2022 Annualized Dividend of $1.52 per share; 3.2% yield as of June 1, 2022

Joe Fisher, *President and CFO* | 720.283.6139
Trent Trujillo, *Investor Relations* | 720.283.6135

UDR, INC. | UDR.COM

TABLE OF CONTENTS



Bradlee Danvers | Boston, MA

UDR AT A GLANCE(1)

Established in 1972	S&P 500 Multifamily REIT	$22.4B EV
~57K Homes	21 Markets	3.2% Div. Yield


Diversification
Innovation

- Full-Cycle Investment
- Better Relative TSR
- Lower Risk

DIVERSIFIED PORTFOLIO

- By Market Mix
- By Price Point
- By Location Within Market


Northeast/Mid-Atlantic:
39% of NOI
Sunbelt:
24% of NOI
West Coast:
37% of NOI


A-Quality
B-Quality
55%
45%


Urban
Suburban
67%
33%

CONTINUOUS INNOVATION

- Outsized Same-Store Growth
- Robust Relative TSR / Consistent Return of Capital

SAME-STORE NOI GROWTH CAGR


5-Year
10-Year
20-Year
2.5%
2.7%
4.5%
4.9%
2.6%
3.3%
1.0%
2.0%
3.0%
4.0%
5.0%
Peer Median
UDR

TSR CAGR


5-Year
10-Year
20-Year
12.9%
13.2%
11.0%
11.7%
11.8%
11.9%
10.0%
10.5%
11.0%
11.5%
12.0%
12.5%
13.0%
13.5%
NAREIT Apt. Index
UDR

(1) As of March 31, 2022, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of June 1, 2022. Dividend Yield is based on UDR's 2022 annualized dividend of $1.52 per share.
(3) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents, Nareit.

OPERATING TRENDS REMAIN STRONG:

Accelerating Blended Lease Rate Growth Throughout 2Q22

SAME-STORE YOY EFFECTIVE BLENDED LEASE RATE GROWTH[1][2]



May 2022: +~18%
June 2022: High-Teens Expectation
18.2%
20%
16%
12%
8%
4%
0%
(4)%
(8)%
Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec Jan Feb Mar Apr May
2021
2022

Market Rent Growth Remains Above Historical Norms

YEAR-TO-DATE CUMULATIVE MARKET RENT GROWTH COMPARISON[1]



2022 YTD
Pre-COVID (10-Year Average)
4.5%
3.6%
5%
4%
3%
2%
1%
0%
Jan 1 Feb 1 Mar 1 Apr 1 May 1 Jun 1

- **Full-Year effective blended lease rate growth trending toward high end of previously provided +9% to +11% range**
- **2022 operating margin forecast to expand by ~155bps YOY** at cash Same-Store revenue and NOI guidance midpoints
- Apartments 50% less expensive to rent than own vs. ~35% pre-COVID average → Continued Pricing Power
- Potential for **Strong multi-year Same-Store Revenue Growth** due to:

Elevated Market Rent Growth
- Stable supply growth
- Strong housing demand
- Good relative affordability

Strong Potential 2023 Earn-In
- 3% to 4% expectation depends on 2H22 blended lease growth
- Upside if blends outperform expectations

Loss-to-Lease Recapture
- Current LTL = ~10%
- Capture throughout 2H22 and 2023
- Grows with market rents

INNOVATION AND CAPITAL ALLOCATION CONTINUE TO DRIVE VALUE CREATION/EARNINGS ACCRETION:

INNOVATION

- **~$20M in NOI Upside Realized** from NextGen Platform
- **~$20M in NOI Upside** by YE 2024 from Identified New Initiatives
- **~$140M NOI All-In Long-Term Upside Opportunity** from "Big Picture" Ideas

(1) Metrics shown here are for the Company's same-store portfolio and are as of June 1, 2022, unless otherwise indicated.
(2) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company documents.

RECENT UPDATES

JUNE CAPITAL DEPLOYMENT AND CAPITAL ALLOCATION VALUE CREATED OVER TIME:

Community Acquisition



- **Homes:** 433
- **Location:** Suburban Boston
- **Price:** $208M
- **Yr. 1 Yield:** low/mid-4%

Land Acquisition



- **Potential Homes:** 665
- **Location:** Dallas, TX
- **Price:** $90M

Land Acquisition



- **Potential Homes:** 300
- **Location:** Riverside, CA
- **Price:** $29M

- $2.9B of 2019-2021 acquisitions: clear path to **>6% Weighted Average Stabilized Yield**


2019 AND 2020 ACQUISITIONS
6.75%
6.25%
5.75%
5.25%
4.75%
4.25%
4.75%
1.10%
5.85%
+70bps: ~6.55%
Initial Wtd. Avg. Yield
Innovation, Platform, Ops, Market Selection, Redev
Current Wtd. Avg. Yield
Current Loss-to-Lease

- Developments in lease-up are expected to **benefit future earnings by approximately $0.05/share** based on a 6.5% weighted average stabilized yield

Well-Positioned Balance Sheet[1] = Strong Liquidity and Less Interest Rate Risk

- **~$1.7B** in available liquidity
- **Sector-best 2.8%** weighted average interest rate
- <7% of debt is floating rate
- **Only 12% of consolidated debt maturing through 2026**
  - Lowest among peers
  - 21% lower than peer median


WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE ($M)
$1,500
$1,000
$500
$0
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
After
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Balance sheet metrics for UDR and peers are as reported as of March 31, 2022.
Source: Company documents.

UDR VALUE PROPOSITION

UDR's Value Proposition = continuous innovation + durable/repeatable operating and capital allocation competitive advantages versus peers → **robust relative results across primary valuation metrics and long-term TSR outperformance.**

Durable/Repeatable Competitive Advantages

NextGen Operating Platform and Innovation

- Built on self-service and improving the resident experience
- Expands margins and lessens expense growth
- $140M potential NOI opportunity; $40M captured/identified

Repeatable Investment Upside

- Unique value creators boost external growth yields
- Target 10-15% NOI growth in excess of market over first 3 years; track record of achieving these results

Differentiated Market Selection

- Predictive analytics and qualitative analyses help to identify investment/divestment markets
- Process identified Tampa, Dallas, Baltimore, and Philadelphia prior to recent outsized rent increases

Better Results Than Peers

AVERAGE ANNUAL OUTPERFORMANCE VS. PEER MEDIAN[1] (BPS)


Last 10 Years
Since 2013
140
120
100
80
60
40
20
0
40
120
10
90
Above Peer-Average FFOA/sh[3] Growth in 7 of last 9 years.
SS NOI Growth
FFOA/sh
Div/sh
NAV/sh

Long-Term TSR Outperformance

FREQUENCY THAT UDR'S ROLLING 3-YEAR ANNUALIZED TSR[2] OUTPERFORMS INDEX


Last 5 Years
Last 10 Years
100%
90%
80%
70%
60%
50%
75%
90%
66%
71%
Over the last 5 years, UDR's rolling 3-year annualized TSR outperformed the NAREIT Apartment and Equity Indices 75% and 90% of the time, respectively.
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results from 2013 through 2021. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through April 30, 2022.
(3) Funds from Operations as Adjusted ("FFOA") is defined as Funds From Operations ("FFO") excluding the impact of non-comparable items including, but not limited to, acquisition-related costs, prepayment costs / benefits associated with early debt retirement, gains and losses on sales of real estate, and other costs. A comprehensive definition of FFOA and a reconciliation from net income attributable to common stockholders to FFOA is provided in the "Definitions and Reconciliations" section of UDR's quarterly Supplemental Financial Information.
Source: Company documents.

OPERATING COMPETITIVE ADVANTAGES

UDR's best-in-class operating abilities are key to monetizing our value proposition and outperforming peers long-term. As we continue to innovate in 2022 and beyond, our operating advantages should expand.

Operating Competitive Advantages

NextGen Operating Platform and Innovation

- New way of doing business in multifamily industry
- Built on self-service and improving the resident experience
- Allows UDR to "right-size" site-level staff; centralization and proximity has led to 25 communities (~15% of portfolio) currently operated with no dedicated on-site personnel
- New technologies & data science drive revenue and expense upside
- $20M+ near-term upside from next phase of Innovation



Realized and Estimated Incremental NOI Contribution ($M)
$140
$120
$100
$80
$60
$40
$20
$0
150-200bps controllable margin expansion
Total: $20
Total: $25
Total: $40
Total: $140
Realized To-Date
By YE 2022
Next 12-24 Months
Future Innovation (Max Potential)
Platform
Innovation

Legacy and Recent Operating Initiatives

- Industry leader in innovative ideas and implementation
- Monetize real estate in new ways
- Continue to "pick up the pennies"
- Employ best practices in each market

Common Area Rentals | Short-Term Furnished Rentals | Suburban Parking | And Others

- **$32M** in NOI since 2014
- **$800-$915M** in est. shareholder value creation[1,2]

Core Operations

- More surgical approach to pricing homes
- Pricing homes more efficiently based on data
- Consistently arbitraging rate growth versus occupancy
- Maximize revenue growth
- Minimize controllable expense growth through early adoption, and industry leading utilization, of technology

Expand Margin: UDR's average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives.



UDR vs. Peer Median(3) SS NOI Growth (2014-1Q22)
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
Peer Median
UDR
60bps average annual additional NOI growth from UDR initiatives.
2.7%
3.2%
2.6%

(1) Time period is reflective of UDR's implementation of initiatives affiliated with its initial publicly disseminated strategic plan.
(2) Calculated based on an applied cap rate range of 3.5%-4.0%.
(3) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020 through 1Q 2022 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
Source: Company and peer documents.

OPERATING PLATFORM ACCOMPLISHMENTS

NextGen Platform evolved how we conduct business with current and prospective residents through a self-service model.

- **$20M of NOI Upside** Realized
- **Resident Satisfaction ↑ 25%**[(1)]
- **Staffing Efficiencies** at Communities **↑ 40%**
- **Apt. Homes Managed per Employee ↑ to 45**[(2)]

- **Controllable Operating Margin Advantage** vs. **Peer Average is 325bps**
- **UDR's 61.4% Fully-Loaded Margin** (incl. G&A and Prop. Mgmt.) **↑ vs. 59.4% Peer Average**
- **Higher Fully-Loaded Margins in 12 of 14 Primary Markets**

Foundational Technologies



Customer Self-Service


TOUR ON YOUR TIME

Data Science



Site-Level Efficiencies



Increased Profitability Versus Peers

TTM SS Controllable Operating Expense (COE) Growth


UDR Actual
Inflationary at 2.5%
Peer Average
UDR's COE growth since 2Q18 is well below peers and typical inflationary growth of 2.5% annually.
110
108
103
109
107
105
103
101
99
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22

Driving Controllable Operating Margin Expansion

Controllable Operating Margin vs. Avg. Monthly Rent[(3)]
(TTM through 1Q 2022)


TTM Controllable Operating Margin
85%
84%
83%
82%
81%
80%
79%
78%
77%
UDR's controllable operating margin is ~275bps above the best fit line and ~325bps above the peer average.
Peer Avg.
Equates to ~$39M in higher annualized NOI.
$1,300 $1,500 $1,700 $1,900 $2,100 $2,300 $2,500 $2,700
Average Monthly Rent Per Apartment Home

(1) As measured by Net Promoter Scores, which range from -100 to +100. Negative scores indicate a need for improvement. Scores ranging from 0-30 are considered "Good." Scores above 30 are considered "Great." As of March 31, 2022, UDR's NPS score was above 30.
(2) Data through March 31, 2022. Average units managed per employee includes corporate employees in the denominator.
(3) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for AVB, CPT, EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC and UDR.
Source: Company and peer documents.

INNOVATION – FUTURE OPERATING INITIATIVES

Our NextGen Operating Platform was successful in generating ~$20 million of incremental NOI. **We expect our further Innovation, which utilizes "big data" to drive decisions and outcomes, to be more impactful.**

Max Potential Opportunity:	Identified Initiative Upside:
$140M+ on current portfolio (including $20M realized)	**~$20M** over next 12-24 months (**~$5M** in 2022 guidance)

Improving Resident Experience



- Use big data to improve resident experience (~10M data points from 400K UDR leases over the past 8 years with more than 250 data elements per lease)
- Change negative outcomes (i.e., turnover) to positive outcomes (i.e., retention) through predictive analytics and UDR actions
- Use higher retention to (1) reduce days vacant, (2) optimize pricing, (3) reduce controllable expense, and (4) increase our resident wallet share

= Operating Margin Expansion and NOI Upside

Reducing Vacant Days



- Process optimization
- Increase unit profitability
- Reduce turnover costs
- Maximize rate growth through higher retention
- **Each day reduction = +$2M NOI**

Pricing Engine Optimization



- Higher retention / less availability = higher rate growth
- Optimize linkage between sales, pricing and field to turn "shoppers" into "buyers"
- Create sense of urgency with demand-based pricing

Reducing Controllable Expenses


QUALITY
EFFICIENCY
COST

- Leverage scale and AI to improve processes
- Outsource additional costs to better match demand curve
- Operate more communities with no on-site staff

Resident Wallet



- Cross-sell high-demand amenities to realize a bigger share of resident wallet

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of adhering to cost of capital signals from the public market. This discipline, combined with our expansive suite of investment options and extensive set of external growth value creation drivers, has driven robust returns for stakeholders over time.

UDR'S CAPITAL ALLOCATION THROUGHOUT THE APARTMENT CYCLE ($M)


UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

UDR'S CAPITAL SOURCES


Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Asset Dispositions
Unsecured Debt
Secured Debt
JV Capital
LOC
Commercial Paper
Preferred Equity

UDR'S CAPITAL USES


Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
NOI-Enhancing Cap Ex
Stock Buybacks
Operating Platform

Source: Company documents, FactSet, and S&P Global Market Intelligence.

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Target 10%-15% NOI growth above market in first 3 years of ownership
- Acquired 27 third-party operating communities for $2.9B since 2019 with a focus on proximate and/or Platform-friendly assets (high-5% current yields)

DEVELOPMENT



Vitruvian West | Addison, TX (Dallas MSA)

- $689M active construction pipeline (~66% funded as of 1Q22) with a weighted average projected stabilized yield of ~6.5%
- Planned developments with proximity/Platform benefits across a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Addition of more than 200 units in progress or identified, with targeted mid-teens IRRs.
- Recent unit addition projects: 58 units, $27M
- Recent unit redevelopments: ~350 units, $29M

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Opportunistically provide capital to third-party developers at low-double-digit IRRs and with future optionality (UDR acquired ~50% of completed deals).
- Current DCP book is ~$302M of committed capital to 11 projects (~92% funded).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $50-$60M average annual portfolio-wide spend at low-teens IRRs to freshen up communities through amenity, kitchen & bath, and other upgrades.

TECH ENABLED PLATFORM


ACCOUNT SNAPSHOT

Virtual Tours | SmartHome Technology Package

- ~$35M in 2019-2021 on Platform enhancements.
- >$100M committed to PropTech and ESG investments to drive operations and margin expansion.

Source: Company documents.

REPEATABLE VALUE CREATION

Historical acquisitions best exhibit the outsized growth and value creation our competitive advantages can provide. We believe we can grow NOI at acquired properties by 10%-15% above market growth over the first three years of ownership. **In 2019 and 2020, we acquired ~$1.2 billion of communities from third-party sellers[(1)] and have expanded the weighted average yield of these assets by ~110bps to 5.85%.** We believe this enduring competitive advantage is repeatable and scalable.

2019-2020 Third-Party Acquisitions: Drivers of Yield Expansion


6.75%
6.50%
6.25%
6.00%
5.75%
5.50%
5.25%
5.00%
4.75%
4.50%
4.25%
Realized: ~$19 million of incremental annual run-rate NOI or $465-$530 million in shareholder value created.(2)
Future: ~$9M potential additional run-rate NOI, or $220-$250M value creation, when factoring in ~70bps benefit from current loss-to-lease(2)
4.75%
0.50%
0.15%
0.15%
0.30%
~6.55% Yield Including Loss-to-Lease
5.85% Current Yield
UDR Wtd. Avg. Acq. Yield
Core Operating Acumen, Initiatives, Platform &
Renovation and Cap Ex
Market/Submarket Selection
UDR Portfolio Market Rent Growth/(Decline)(3)
UDR Yield (Current)
Operations
Portfolio Strategy

- **Core operating acumen and Platform & Innovation initiatives** including revenue maximization strategies, parking optimization, view premiums, short-term furnished rentals, personnel optimization, SmartHome installations, and self-service integration.
- **Renovation and CapEx investment** for unit interior renovations (K&B) and common area upgrades.

(1) Amounts exclude acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV) and include secured debt assumed at the time of acquisition, where applicable.
(2) Calculated based on an applied cap rate range of 3.5%-4.0%.
(3) Based on gross potential rents for UDR's portfolio as of April 2022.
Source: Company documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

UDR's portfolio spans 21 markets (39% East Coast, 37% West Coast, and 24% Sunbelt) with more price points that cater to a wide variety of renters.



Portfolio-Wide Rental Rate Differential(1,2)
80%
70%
60%
50%
40%
30%
20%
More Diversified
Less Diversified
35%
45%
55%
65%
75%
85%
95%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

Desirable diversification by quality[3] and location within markets.



A-Quality
B-Quality
55%
45%
Coastal A
Coastal B
51%
49%
Sunbelt A
Sunbelt B
68%
32%
Urban
Suburban
33%
67%
Coastal Urban
Coastal Suburb
60%
40%
Sunbelt Urban
Sunbelt Suburb
9%
91%

YTD market rent growth of +4.5% is 90bps stronger than typical.[4] Pricing power is robust across our various regions.



YOY Effective Blended Lease Rate Growth and Loss-to-Lease by Region(5)
YOY Blends
Loss-to-Lease
25%
20%
15%
10%
5%
0%
Total
West Coast
East Coast
Sunbelt

(1) Data as of March 31, 2022. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) "Typical" reflects pricing at similar points in the year for UDR's portfolio over the 10-year period prior to the COVID pandemic.
(5) Data as of June 1, 2022. Loss-to-lease represents the percentage difference between the average market rent and average gross potential rent and excludes the impact of regulatory constraints that may otherwise limit rent increases in certain regions.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES[(1)]

UDR has a diversified and **high-quality resident base** across our markets. **Our residents' household income is on average 170% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs. Resident credit quality has remained consistent over time with average annual household income of $145K, which is 12% higher compared to pre-COVID, and an average rent-to-income ratio in the low-20% range.

UDR Same-Store Portfolio

Avg. Household Income ($000s):	$145
vs. MSA Median Income:	170%
% High-Income MSA Jobs:	↔

Seattle

Avg. Household Income ($000s):	$161
vs. MSA Median Income:	164%
% High-Income MSA Jobs:	↑

Boston

Avg. Household Income ($000s):	$189
vs. MSA Median Income:	194%
% High-Income MSA Jobs:	↔

San Francisco Bay Area

Avg. Household Income ($000s):	$218
vs. MSA Median Income:	164%
% High-Income MSA Jobs:	↑

New York City

Avg. Household Income ($000s):	$322
vs. MSA Median Income:	436%
% High-Income MSA Jobs:	↔



Orange County

Avg. Household Income ($000s):	$170
vs. MSA Median Income:	178%
% High-Income MSA Jobs:	↓

Metro Washington, D.C.

Avg. Household Income ($000s):	$122
vs. MSA Median Income:	111%
% High-Income MSA Jobs:	↑

Sunbelt Markets

Avg. Household Income ($000s):	$116
vs. MSA Median Income:	163%
% High-Income MSA Jobs:	↔

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs
- ↔ >30% and <35% of Jobs
- ↓ <30% of Jobs

(1) Data as of May 31, 2022. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for potential changes in their housing preferences, our resident composition is balanced, thereby minimizing risk of exposure to specific cohorts.

Resident Age Distribution[1]



Average Resident Age: 34
Median Resident Age: 33
30%
25%
20%
15%
10%
5%
0%
18%
16%
23%
22%
17%
17%
18%
18%
24%
27%
Under 25
25-29
30-34
35-44
45+
Pre-COVID: Feb-20
Current

Since implementing our Next Generation Operating Platform in mid-2018, **our focus on resident satisfaction has driven a 620 basis point decrease in trailing-twelve-month ("TTM") turnover.** Move outs to buy or rent a single-family home have remained relatively consistent over time. Resident move outs to buy (11%) or rent (1%) a single-family home during the first quarter of 2022 totaled 12%, similar to historic norms.



Percent of Move Outs to Buy or Rent a Single-Family Home
14%
12%
10%
8%
6%
4%
2%
0%
TTM Resident Turnover
50%
49%
48%
47%
46%
45%
44%
43%
42%
41%
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
1Q 2022
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

BALANCE SHEET HIGHLIGHTS[1]

UDR's strong balance sheet is positioned to provide **liquidity and safety** in current times and throughout the real estate cycle.

Robust Liquidity

Our balance sheet remains fully capable of supporting current business operations and future growth.

- $1.1B in available credit capacity on our $1.375B in revolving credit facility commitments.
- $639M of incremental capital from the future settlement of previously-announced forward equity sales agreements.
- Remaining identified capital uses through year-end 2023 are minimal and fully-funded.

Well-Laddered Maturity Schedule

UDR's successful liability management activity over the last few years has improved duration, removed near-term maturities and lowered our weighted average interest rate.

- #1: Lowest near-term maturities and best three-year liquidity amongst peers[2] = less rate and liquidity risk.
- **No consolidated debt maturities until 2024**, excluding principal amortization and amounts on the Company's Commercial Paper program.
- 7.4 years average duration and 2.80% weighted average interest rate.

Substantial Coverage of Obligations and Covenants

Meaningful AFFO and EBITDAre cushion to cover dividends, fixed charges and covenant requirements.

- Most restrictive covenant can withstand a ~45% decrease in EBITDAre before breaching the threshold.
- Dividend payout ratio of ~73% implies AFFO would have to decrease by ~27% or ~$193 million before reaching parity.
- Internal measurement of fixed charge coverage of 5.3x implies an ~80% decrease in EBITDAre before breakeven.
- 88.0% of NOI, or approximately $859 million annualized, is unencumbered.

(1) All metrics, ratios, and balances are as of March 31, 2022.
(2) Peer group includes AIRC, AVB, CPT, EQR, ESS and MAA.
Source: Company documents

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, five-year liquidity outlook, and available LOC capacity. The efficient pricing these attributes provide serves as a competitive advantage versus the private market.

1Q 2022 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[(1)]	**24.5%**	Safely Investment Grade rated
Consolidated Net Debt-to-EBITDAre	**6.4x**	
Consolidated Fixed Charge Coverage	**5.3x**	
% of NOI Unencumbered	88.0%	
Avg. Debt Duration (Years)[(2)]	7.4	Well laddered maturity schedule
% of Debt Maturing in Next 5 Years[(2)]	17.4%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1.7 billion in available liquidity, including ~$639 million in unsettled forward equity sale agreements
- Deep pipeline of opportunistic and value-add investments
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE ($M/WEIGHTED AVERAGE INTEREST RATE)



$281 0.8%
$1 3.8%
$150 3.3%
$175 3.7%
$353 3.0%
$653 2.4%
$462 3.7%
$492 3.9%
$762 3.3%
$761 2.9%
$1,377 2.3%
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Sector-Best 2.8% Weighted Average Interest Rate
Only 6% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of June 1, 2022.

(2) 2022 maturities reflect $280.0 million of principal outstanding at an interest rate of 0.77%, an equivalent of LIBOR plus a spread of 47 basis points, on the Company's unsecured commercial paper program as of March 31, 2022. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.6 years both with and without extensions.

Source: Company documents.

BALANCE SHEET STRATEGY

Our goal is to maintain a safe, liquid and flexible balance sheet that can **fully fund our needs throughout the real estate cycle.** This provides UDR the opportunity to pursue investments with a **compelling risk-adjusted return to enhance stakeholder value**.

Diverse Access to Capital

- Diverse access to capital ensures the ability to accretively fund our business.
- We actively manage our access to various sources of capital while maintaining flexibility.

Investment Grade

- Committed to maintaining our investment grade rating.
- Continue to prefer unsecured debt over secured debt.

Liquidity

- Cash, Credit Capacity and AFFO in Excess of Dividends are sufficient to fund near term obligations.
- Well-laddered maturities.
- Moderately sized development.
- Minimal unfunded commitments.


Diverse Access to Capital
Liquidity
Safe and Consistent EBITDAre
Strong Credit Metrics
Investment Grade

Strong Credit Metrics

- Our credit metrics have greatly improved since 2011:
- 1Q22 consolidated Net Debt-to-EBITDAre is 6.4x (vs. 8.4x in 2011).
- 88.0% of our NOI is unencumbered as of 1Q22 (vs. 61.6% in 2011).

Safe and Consistent EBITDAre

- Our diversified portfolio provides predictable EBITDAre throughout the real estate cycle and mitigates supply and other market specific risk.
- Annualized consolidated EBITDAre is $859M as of 1Q22 (vs. $468M in 2011).

Over the last decade, UDR has dramatically improved our credit profile and metrics, the diversity, quality and safety of our portfolio, and our access to a diverse array of capital sources. **We remain committed to continuously improving our balance sheet, and company, for the benefit of all stakeholders**.

Source: Company documents.

DIVERSE ACCESS TO CAPITAL

UDR has access to a **diverse array of capital sources** and has demonstrated an ability to execute on all of them.

Public Capital Markets

- Since 2015 UDR has raised **$7.7B in the public debt and equity markets.**
- 4Q18 through 1Q22 **UDR raised a combined $2.7B of equity** to accretively grow the company and improve AFFO growth and diversity.
- Remain committed to maintaining access to the public capital markets through an investment grade rating and consistent investor outreach.

AFFO Less Dividends

- Strategically utilize AFFO Less Dividends to fund development, redevelopment and other capital projects.
- 2022 AFFO Less Dividends is expected to be ~$185M to $205M.

Bank Credit

- In 2021 we increased the capacity on our **revolving line-of-credit to $1.3B from $1.1B and extended the maturity to 2026.** $350M term loan maturity was also extended to 2027.
- Diversification among 13 banks that participate in our combined $1.65B revolver and term loan facility; average commitment of ~$127M and **no single commitment larger than 10%** of the total.

GSE's / Secured Debt

- **88.0% of NOI is unencumbered,** which provides optionality to utilize secured debt if the public debt markets become unattractive.
- While UDR's use of secured debt has decreased to **only 19% of total debt**, we maintain active relationships with the GSE's when placing secured debt on balance sheet and within our JV's.

Dispositions

- A large unencumbered pool provides flexibility for raising capital via dispositions.
- **UDR is able to sell ~$200M to $400M annually on a tax efficient basis**, with the ability to increase this amount if necessary.
- 2022 disposition guidance range of $0M - $100M

Commercial Paper

- UDR's **commercial paper program** has historically been a low-cost alternative to our revolving line-of-credit. In 2021, we **increased the program limit to $700M from $500M.**
- Since the program's inception in 2017, **UDR's average annual interest expense savings has been ~$1.6M** from issuing commercial paper that would have otherwise been funded on our revolving line-of-credit.

Source: Company documents.

SCALE, SIZE AND LIQUIDITY

At $22.4 billion, UDR is a **top-25 publicly traded REIT as measured by Enterprise Value**. As the enterprise value has grown, we have **proactively reduced leverage** and improved the quality and diversity of our portfolio.



Enterprise Value ($ billions)
$30
$25
$20
$15
$10
$5
60%
50%
40%
30%
20%
Debt-to-EV
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
1Q22
May22
Enterprise Value
Debt-to-EV

Development Pipeline, as of 1Q22

Moderately sized at ~$689M (~3% of Enterprise Value)

~66% of costs incurred as of 1Q22

The combined capacity through our line-of-credit, available cash, and estimated proceeds from the expected settlement of outstanding forward equity sales agreements are well in excess of consolidated debt maturities through 2023 and remaining funding on development, redevelopment and DCP investments.

Sources of Capital	Capacity ($millions)
Available Credit Capacity and Cash as of 1Q22 (net of CP outstanding)	$1,058
Previously announced forward equity sales agreements	$639
Dispositions	$0
Total Committed Sources	**$1,697**

Uses of Capital	Commitments ($millions)
Consolidated Debt Maturities through 2023[1]	$0
Development, Redevelopment and DCP Funding[2]	$268
2Q22 Acquisitions[3]	$343
Total Committed Uses	**$611**

Committed sources are ~3x committed uses, providing ample liquidity and the ability to withstand potential disruption in sourcing external capital.

(1) Excludes principal amortization and amounts on the Company's commercial paper program.
(2) Remaining funding as of March 31, 2022.
(3) Includes previously disclosed 2Q22 acquisition activity, including land.
Source: Company documents.

STRONG IMPROVEMENT SINCE 2011

In the last decade, UDR has **improved balance sheet strength and cash flow safety**. Supportive operating fundamentals moving forward are expected to support **AFFO and Consolidated EBITDAre growth**. UDR continues to prefer unsecured debt.

Unencumbered NOI

Unencumbered NOI has improved from 61.6% / $316M in 2011 to 88.0% / $859M as of March 31, 2022.


100%
90%
80%
70%
60%
50%
61.6%
$316M
$859M
88.0%
$915
$815
$715
$615
$515
$415
$315
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
1Q22

Consolidated Debt as a percentage of Total Assets

Consolidated Debt as a percentage of Total Assets has improved from 45.8% in 2011 to 34.3% as of March 31, 2022.


50.0%
45.0%
40.0%
35.0%
30.0%
45.8%
34.3%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
1Q22

Consolidated Net Debt-to-EBITDAre

Consolidated Net Debt-to-EBITDAre has improved from 8.4x in 2011 to 6.4x as of March 31, 2022, **with a path to ~6.0x by year-end 2022.**


9.0
8.0
7.0
6.0
5.0
4.0
8.4
6.4
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
1Q22

Consolidated Fixed Charge Coverage

Consolidated Fixed Charge Coverage Ratio has improved from 2.6x in 2011 to 5.3x as of March 31, 2022.


6.0
5.0
4.0
3.0
2.0
2.6
5.3
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
1Q22

Source: Company documents.

UNENCUMBERED POOL

The **vast majority of UDR's assets are unencumbered**.

Unencumbered vs. Secured Debt Overview[1]	1Q22
Annualized Unencumbered NOI	$859M
% of Total NOI	88%
Number of Homes	45,957
Secured Debt as % of Total Debt	19%
Number of Wholly Owned Assets with Secured Debt	15

Unencumbered Pool Overview


14,534 Homes
$349M NOI
98% of Total NOI in Region
6,304 Homes
$161M NOI
82% of Total NOI in Region
10,825 Homes
$179M NOI
84% of Total NOI in Region
4,028 Homes
$50M NOI
54% of Total NOI in Region
10,266 Homes
$139M NOI
100% of Total NOI in Region

(1) As of March 31, 2022.
Source: Company documents.

ESG AND SUSTAINABILITY LEADERSHIP

UDR is a recognized global ESG leader. Reporting on our ESG initiatives and successes has expanded over the past three years.[1]

Named **#1 listed Residential performer** and 2021 Global and Regional Sector Leader by GRESB after achieving a score of 86.

Developed or redeveloped 19 communities since 2010 that have obtained sustainability certification. A portion of the funding has been sourced through **two Green Bond issuances totaling $650 million** of proceeds.

Classified **"Low Risk"** by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY).

Committed to setting a **science-based emissions reduction target** through the Science-Based Targets Initiative (SBTi).



Committed to invest an aggregate **$20M into strategic ESG and Climate Technology Funds**.

Aligned with **9 United Nations Sustainable Development Goals** most relevant to our industry including sustainable cities and communities, responsible consumption and production, and affordable and clean energy.

Awarded Smart Buildings Innovator of the Year in 2019, 2020, and 2021.

(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 3rd annual ESG Report.
Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

UDR's **culture is innovative, empowering and rewards success**. Throughout the pandemic, UDR has proactively engaged with our associates and residents, supporting **UDR's near-maximum GRESB score in Social Responsibility**.

Social Responsibility: Associate Engagement and DEI[1]

- 81% of associates are engaged and 79% are enabled to do their job (800bps and 600bps, respectively, above the High-Performing Norm).
- ~90% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative and has a strong performance culture.
- One-time bonuses, additional paid time-off, vacation buyouts, and associate assistance during the pandemic.
- Introduced more flexible work schedules.
- Established enhanced wellness benefits, including physical and mental health.

Social Responsibility: Resident Engagement and Satisfaction

- Established payment plans to accommodate those financially impacted by the pandemic.
- Provided resource assistance to residents, including guidance on obtaining rental assistance through available programs.
- Enhanced touchless technology and cleaning protocols for improved safety and engagement.
- ~50% increase in online reputation scores over the past five years.
- 25% increase in resident loyalty scores (NPS) since 2Q18.
- ~700bps reduction in TTM resident turnover vs. 2Q18.

Strong Corporate Governance

GRESB

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points).
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis.
- Enhanced Board diversity with 2021 appointment of Kevin Nickelberry and 2020 appointment of Diane Morefield.

(1) UDR associate engagement results are based on the Company's 2021 Associate Engagement Survey.
Source: Company documents.

APPENDIX


Play Shuffleboard

Bradlee Danvers | Boston, MA

THE CASE FOR APARTMENT REITS

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REIT TSR has outperformed that of other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth and lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
12.5% Nareit Equity Apartments Index CAGR
11.4% Nareit Equity Index CAGR
7.7% S&P 500 CAGR
1,369
1,096
519
1,600
1,400
1,200
1,000
800
600
400
200
-
2000
2003
2006
2009
2012
2015
2018
2021

ROLLING 3-YEAR ANNUALIZED TSR(1)

63% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.

91% YOY TSR correlation between the two datasets since 2000.


Apt. REIT Outperformance vs. Equity REITS
5% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2003
2006
2009
2012
2015
2018
2021

(1) Data through April 30, 2022.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born cohorts aged 19 years and under are, on average, 605K people larger than the primary renter cohort aged 20-34 years. An expected **improvement in immigration policies should support growth in the foreign-born population**, which generally has an elevated propensity to rent. Pairing these two factors bodes well for future apartment rental demand. Since 2010, approximately 28% fewer total housing units have been produced than total household formations over the same period.

U.S. POPULATION BY AGE COHORT (MILLIONS)


Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The domestically born future renter cohort is slightly larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues is dependent on the intensity of foreign-born growth as younger cohorts mature, which could be supported by improved immigration policies.

PROPENSITY TO RENT BY AGE COHORT


1Q22 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
61.7%
474
770
38.4%
747
30.3%
687
25.2%
182
20.7%
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets and is a function of an overall housing shortage, high for-sale home prices, pent up demand (decoupling and new household formation), and higher wages.



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau. Data as of March 31, 2022.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Strong trailing twelve-month ("TTM") job growth and wage growth have bolstered personal balance sheets, supported household formation, and driven demand for housing. This, in turn, has supported strong rent growth for residential housing. **Affordability (both relative and absolute) and lack of availability remain barriers to single-family ownership across many U.S. markets, resulting in a larger potential multifamily renter pool**. Even should residential development starts increase, third-party forecasts indicate ~5 million additional apartments should be needed by 2030 to satisfy housing demand.

RENTER CONDITIONS – RENT VS. OWN(1)



UDR Monthly Cost to Rent
Blended Cost to Own a Home
Monthly Shelter Cost
$4,500
$3,000
$1,500
$0
$2,322
$4,149

UDR MONTHLY COST TO RENT VS. TOTAL COST TO OWN(1)



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average, Pre-COVID
-20%
-25%
-30%
-35%
-40%
-45%
-50%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

- Rent-versus-own analysis(1) shows it is ~**50% less expensive** (vs. ~35% average pre-COVID) to rent than own across UDR markets.
- This equates to a **15%-20% improvement in relative affordability** compared to pre-COVID levels.

(1) UDR Average Monthly Rent is as of 1Q 2022 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is calculated using data from Moody's, National Association of Realtors, and property prices (both single-family and condos) from Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

June 2022


NASDAQ CONGRATULATES
UDR'S 2021 ESG REPORT
2021 GRESB
GLOBAL SECTOR LEADER
UDR
Opening doors to the future
GRESB
REAL ESTATE
sector leader 2021
Nasdaq

ESG Leadership

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	1Q 2022
Income/(loss) from unconsolidated entities	$ 5,412
Management fee	525
Interest expense	3,669
Depreciation	7,624
General and administrative	57
Variable upside participation on Developer Capital Program, net	(10,622)
Developer Capital Program (excludes Infield Phase II)	(7,653)
Other (income)/expense	51
Realized (gain)/loss on real estate technology investments, net of tax	(2,242)
Unrealized (gain)/loss on real estate technology investments, net of tax	12,467
Total Joint Venture NOI at UDR's Ownership Interest	$ 9,288

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.25% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Net income/(loss) attributable to UDR, Inc.	$ 13,705	$ 117,461	$ 17,731	$ 11,720	$ 3,104
Property management	11,576	10,411	9,861	9,273	8,995
Other operating expenses	4,712	8,604	4,237	4,373	4,435
Real estate depreciation and amortization	163,622	163,755	152,636	146,169	144,088
Interest expense	35,916	36,418	36,289	35,404	78,156
Casualty-related charges/(recoveries), net	(765)	(934)	1,568	(2,463)	5,577
General and administrative	14,908	13,868	15,810	15,127	12,736
Tax provision/(benefit), net	343	156	529	135	619
(Income)/loss from unconsolidated entities	(5,412)	(36,523)	(14,450)	(9,751)	(4,922)
Interest income and other (income)/expense, net	2,440	(2,254)	(8,238)	(2,536)	(2,057)
Joint venture management and other fees	(1,085)	(1,184)	(1,071)	(2,232)	(1,615)
Other depreciation and amortization	3,075	4,713	3,269	2,602	2,601
(Gain)/loss on sale of real estate owned	-	(85,223)	-	-	(50,829)
Net income/(loss) attributable to noncontrolling interests	898	8,683	1,309	815	170
Total consolidated NOI	$ 243,933	$ 237,951	$ 219,480	$ 208,636	$ 201,058

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	1Q 22	1Q 21	1Q 22	4Q 21
Revenue (Cash basis)	$ 321,514	$ 290,110	$ 321,514	$ 315,927
Concessions granted/(amortized), net	(4,395)	(1,415)	(4,395)	(5,194)
Revenue (Straight-line basis)	$ 317,119	$ 288,695	$ 317,119	$ 310,733
% change - Same-Store Revenue with Concessions on a Cash basis:	10.8%		1.8%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	9.8%		2.1%	
% change - Same-Store NOI with Concessions on a Cash basis:	14.0%		1.7%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	12.6%		2.1%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

2022 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for second quarter of 2022 and full-year 2022 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	2Q 2022				Full-Year 2022			
	Low		High		Low		High	
Forecasted net income per diluted share	$	0.04	$	0.06	$	0.24	$	0.30
Conversion from GAAP share count		(0.01)		(0.01)		(0.02)		(0.02)
Depreciation		0.52		0.52		2.00		2.00
Noncontrolling interests		-		-		0.01		0.01
Preferred dividends		-		-		0.01		0.01
Forecasted FFO per diluted share and unit	**$**	**0.55**	**$**	**0.57**	**$**	**2.24**	**$**	**2.30**
Legal and other costs		-		-		-		-
Casualty-related charges/(recoveries)		-		-		-		-
Variable upside participation on DCP, net		-		-		(0.03)		(0.03)
Realized/unrealized (gain)/loss on real estate technology investments		-		-		0.04		0.04
Forecasted FFO as Adjusted per diluted share and unit	**$**	**0.55**	**$**	**0.57**	**$**	**2.25**	**$**	**2.31**
Recurring capital expenditures		(0.05)		(0.05)		(0.20)		(0.20)
Forecasted AFFO per diluted share and unit	**$**	**0.50**	**$**	**0.52**	**$**	**2.05**	**$**	**2.11**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended March 31, 2022
Net income/(loss)	$	14,603
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		35,916
Real estate depreciation and amortization		163,622
Other depreciation and amortization		3,075
Tax provision/(benefit), net		343
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,293
EBITDAre	$	228,852
Casualty-related charges/(recoveries), net		(765)
Legal and other costs		774
Unrealized (gain)/loss on real estate technology investments		3,163
Realized (gain)/loss on real estate technology investments		4
(Income)/loss from unconsolidated entities		(5,412)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,293)
Management fee expense on unconsolidated joint ventures		(525)
Consolidated EBITDAre - adjusted for non-recurring items	$	214,798
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	859,192
Interest expense, including debt extinguishment and other associated costs		35,916
Capitalized interest expense		3,227
Total interest	$	39,143
Preferred dividends	$	1,092
Total debt	$	5,479,010
Cash		(895)
Net debt	$	5,478,115
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.5x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.3x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.4x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended March 31, 2022	2021
Net income/(loss) attributable to common stockholders	$ 12,613	$ 2,048
Real estate depreciation and amortization	163,622	144,088
Noncontrolling interests	898	170
Real estate depreciation and amortization on unconsolidated joint ventures	7,624	8,205
Net gain on the sale of unconsolidated depreciable property	-	(2,460)
Net gain on the sale of depreciable real estate owned, net of tax	-	(50,778)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 184,757	$ 101,273
Distributions to preferred stockholders - Series E (Convertible) (1)	1,092	1,056
FFO attributable to common stockholders and unitholders, diluted	$ 185,849	$ 102,329
FFO per weighted average common share and unit, basic	$ 0.54	$ 0.32
FFO per weighted average common share and unit, diluted	$ 0.54	$ 0.32
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	339,543	318,935
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	344,132	322,342
Impact of adjustments to FFO:		
Debt extinguishment and other associated costs	$ -	$ 41,950
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	1,682
Variable upside participation on Developer Capital Program, net	(10,622)	-
Legal and other	774	629
Realized (gain)/loss on real estate technology investments, net of tax	(2,238)	(661)
Unrealized (gain)/loss on real estate technology investments, net of tax	15,631	(767)
Severance costs	-	468
Casualty-related charges/(recoveries), net	(765)	5,577
	$ 2,780	$ 48,878
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 188,629	$ 151,207
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.55	$ 0.47
Recurring capital expenditures	(11,804)	(9,754)
AFFO attributable to common stockholders and unitholders, diluted	$ 176,825	$ 141,453
AFFO per weighted average common share and unit, diluted	$ 0.51	$ 0.44

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three months ended March 31, 2022 and March 31, 2021. Consequently, distributions to Series E cumulative convertible preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.

UDR®